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                                                                     Exhibit 5.1

                                         April __, 1999



First Community Bancorp,
6110 El Tordo,
Rancho Santa Fe, California 92067

Dear Sirs:

          We have acted as counsel to First Community Bancorp, a California corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act") of 1,392,870 shares (the "Securities") of Common Stock, no par value per share, of the Company to be issued in connection with the merger of First Community Bank of the Desert, a state chartered commercial bank organized under the laws of California, with and into a wholly-owned merger subsidiary of the Company pursuant to the Agreement and Plan of Merger, dated as of October 22, 1999 (the "Merger Agreement"). For the purposes of this opinion, as your counsel we have examined such corporate records, certificates, and other documents and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

     (1) When the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, the Merger Agreement has
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become effective in accordance with its terms, the Securities have been duly issued as contemplated by the Registration Statement, and the merger of Rancho Santa Fe National Bank with and into an interim national bank wholly-owned by the Company have been consummated, the Securities will be validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of California, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

          In rendering this opinion, we have relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of the Common Stock" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                         Very truly yours,

                                         SULLIVAN & CROMWELL